As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-250973

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-279813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(858) 925-8215

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Martin Brenner, Ph.D.

Chief Executive Officer and

Chief Scientific Officer

8800 HSC Parkway

Bryan, Texas 77807

(858) 925-8215

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Patrick J. Egan, Esq.

Melissa Palat Murawsky, Esq.

Hank Gracin, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant filed a registration statement on Form S-3 (Registration No. 333-250973) (the “Original Registration Statement”) declared effective by the Securities and Exchange Commission on December 7, 2020, which registered up to $200,000,000 of any combination of our common stock, preferred stock, debt securities, warrants or units comprised of any of the foregoing securities of the Registrant. This Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration Statement (the “Post-Effective Amendment”) is being filed to convert the Original Registration Statement into a registration statement on Form S-1 in order to maintain the registration of certain securities previously registered on the Original Registration Statement because we are now ineligible to use Form S-3 due to the untimely filing of the Registrant’s Form 10-Q for the quarter ended December 31, 2022. The Registrant is filing this Post-Effective Amendment No.1 to Form S-3 on Form S-1 to (i)  continue the registration of: (a) 52,976 shares of common stock issuable upon exercise of the Series A common stock warrants, or the “Series A Warrants,” originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share, referred to as the “Non-Amended Series A Warrants”; (b) 3,475,916 shares of common stock issuable upon exercise of the Series A Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share, referred to as the “Amended Series A Warrants”; (c) 30,976 shares of common stock issuable upon exercise of Series B common stock warrants, or the “Series B Warrants,” originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share, referred to as the “Non-Amended Series B Warrants”; (d) 2,058,000 shares of common stock issuable upon exercise of the Series B Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share, referred to as the “Amended Series B Warrants”; and (e) 201,923 shares of common stock issuable upon exercise of common stock warrants issued to H. C. Wainwright & Co., LLC (the “Representative”) and its designees which may be exercised at a price of $1.30 per share, referred to as the “Wainwright Warrants”; and (ii) remove from registration the unsold portion of securities registered under the Original Registration Statement. The Series A Warrants, Series B Warrants and Wainwright Warrants are collectively referred to as the “Warrants.”

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid in connection with the filing of the Original Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 29, 2023

Up to 5,819,791 Shares of Common Stock

This prospectus relates to:

•	52,976 shares of common stock issuable upon exercise of the Series A Warrants originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share;
•	3,475,916 shares of common stock issuable upon exercise of the Series A Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share;
•	30,976 shares of common stock issuable upon exercise of the Series B Warrants originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share;
•	2,058,000 shares of common stock issuable upon exercise of the Series B Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share; and
•	201,923 shares of common stock issuable upon exercise of the common stock warrants issued to H. C. Wainwright & Co., LLC and its designees which may be exercised at a price of $1.30 per share.

Our common stock is listed on the NYSE American LLC, or the NYSE American, under the symbol “IBIO.” On September 28, 2023, the last reported sale price of our common stock on the NYSE American was $0.29 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2023.

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “iBio,” “Company,” “we,” “us” and “our” or similar references to refer to iBio, Inc., a Delaware corporation, together with its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2023 (the “2023 Form 10-K”) entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference that could cause actual results to differ.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

The Company

iBio, Inc. a preclinical stage biotechnology company that leverages the power of Artificial Intelligence (AI) for the development of precision antibodies. Our proprietary technology stack is designed to minimize downstream development risks by employing AI-guided epitope-steering and monoclonal antibody (mAb) optimization.

In September 2022, iBio made a strategic pivot by acquiring substantially all of the assets of RubrYc Therapeutics, Inc. ("RubrYc"). This acquisition commenced our transition to an AI-enabled biotech company and led to the divestiture of our Contract Development and Manufacturing Organization (CDMO) business. This strategic decision allowed us to focus resources on the development of AI-powered precision antibodies, positioning iBio at the forefront of this exciting field.

One of the key features of iBio’s technology stack is the patented epitope-steering AI-engine. This advanced technology allows us to target specific regions of proteins with precision enabling the creation of antibodies highly specific to therapeutically relevant regions within large target proteins, potentially improving their efficacy and safety profile.  Another integral part of iBio’s technology stack is the machine learning (ML) based antibody-optimizing StableHu™ technology. When coupled with our mammalian display technology, StableHu has been shown to accelerate the Lead Optimization process and potentially reduces downstream risks, making the overall development process faster, more efficient and cost-effective.

iBio also developed the EngageTx™ platform, which provides an optimized next-generation CD3 T-cell engager antibody panel. This panel is characterized by a wide spectrum of potencies, Non-Human Primate (NHP) cross-reactivity, enhanced humanness of the antibodies, and a maintained tumor cell killing capacity, all while reducing cytokine release. These attributes are meticulously designed to fine-tune the efficacy, safety, and tolerability of our antibody products. By incorporating EngageTx into iBio’s own development initiatives, the Company’s internal pre-clinical pipeline reaps the benefits of the same cutting-edge technology extended to our potential partners.

iBio’s scientific team, composed of experienced AI/ML scientists and biopharmaceutical scientists, located side-by-side in our San Diego laboratory, possess the skills and capabilities to rapidly advance antibodies in house from concept to in vivo proof-of-concept (POC). This multidisciplinary expertise allows us to quickly translate scientific discoveries into potential therapeutic applications.

Recent Developments

Purchase and Sale Agreement

On September 15, 2023, iBio CDMO LLC, or iBio CDMO, our subsidiary, entered into a purchase and sale agreement, dated as of September 15, 2023, or the Purchase and Sale Agreement, with Majestic Realty Co., a California corporation, Majestic Realty, pursuant to which iBio CDMO agreed to sell to Majestic Realty its cGMP biologics manufacturing facility located in Bryan, Texas consisting of: (i) the ground leasehold estate and interest held under the Ground Lease Agreement, dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement, dated as of December 22, 2015, between iBio CDMO (as assignee from College Station Investors LLC) and The Board of Regents of the Texas A&M University System, together, the Ground Lease, related to 21.401 acres in Brazos County, Texas land, or the Land; (ii) the buildings, parking areas, improvements, and fixtures situated on the Land, or the Improvements; (iii) all of iBio CDMO’s right, title, and interest in and to furniture, personal property, machinery, apparatus, and equipment owned and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon, collectively, the Personal Property; (iv) all iBio CDMO’s rights under the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property which extend beyond the closing date, or the Contracts ; and (iv) all iBio CDMO’s rights in intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property, or the Intangibles; and together with the Ground Lease, Improvements and Personal Property, collectively, the Property.

The Purchase and Sale Agreement provides that the Property will be sold to Majestic Realty for a purchase price of $17,250,000, or the Purchase Price. The closing of the sale of the Property is to occur, with time being of the essence, on December 1, 2023 or such other date as mutually agreed. Pursuant to the terms of the Purchase and Sale Agreement, Majestic Realty deposited with a title company, or the Escrow Agent, $200,000 as an earnest money deposit. Majestic Realty will also be afforded access to the Property to conduct a due diligence review of its condition.

The closing is subject to certain closing conditions, including: (i) Majestic Realty’s delivery to iBio CDMO and the Escrow Agent of written notice of its approval of the condition of the Property (the “Property Approval Notice”) on or before 5:00 p.m. Central time on October 16, 2023 (the “Due Diligence Deadline”); (ii) Majestic Realty obtaining the approval of The Board of Regents of the Texas A&M University System of Majestic Realty’s purchase from it of the fee interest in the Land (the “TAMU Approval”) on or before 5:00 p.m. Central time on November 13, 2023 (the “TAMU Approval Deadline”); and (iii) the delivery at closing by the title company of a title policy to Majestic Realty in the amount of the Purchase Price.

There can be no assurance that the closing conditions for the sale of the Property will be satisfied. If the Property Approval Notice is not given prior to the Due Diligence Deadline or Majestic Realty is unable to obtain the TAMU Approval by the TAMU Approval Deadline, Majestic Realty will be deemed to have elected to terminate the Purchase and Sale Agreement.

Sixth Amendment to Credit Agreement

On September 18, 2023, iBio CDMO and Woodforest National Bank entered into the Sixth Amendment (the “Sixth Amendment”) to that certain Credit Agreement, dated November 1, 2021, as previously amended as of October 11, 2022, February 9, 2023, February 20, 2023, March 24, 2023 and May 10, 2023 (the “Credit Agreement”), to amend the Credit Agreement to: (i) set the maturity date of the term loan to the earlier of (a) December 31, 2023, or (b) the acceleration of maturity of the term loan in accordance with the Credit Agreement, (ii) provide that iBio CDMO will, immediately upon receipt of the proceeds of the sale of the Property, apply the net proceeds to satisfy all outstanding obligations under the term loan, and to the extent such net proceeds are sufficient, to pay off the term loan, and (iii) change the annual filing requirement solely for the fiscal year ending June 30, 2023, such that the filing is acceptable with or without a “going concern” designation; provided that (a) iBio CDMO shall deliver an executed copy of the Purchase and Sale Agreement for the sale of the Facility within one business day after entry into the Sixth Amendment, and (b) if the Facility is not sold on or before December 1, 2023, iBio CDMO will pay a fee in the amount of $20,000 upon the earlier of the date of the closing or the maturity date.

Corporate Information

Corporate Information

We were incorporated under the laws of the State of Delaware on April 17, 2008, under the name iBioPharma, Inc. We engaged in a merger with InB:Biotechnologies, Inc., a New Jersey corporation on July 25, 2008, and changed our name to iBio, Inc. on August 10, 2009.

Our principal executive offices are located at 8800 Health Science Center Parkway, Bryan, Texas and our telephone number is (979) 446-0027. Our website address is www.ibioinc.com. The information contained on, or accessible through, our website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

The Offering

Securities offered by us

•      52,976 shares of common stock issuable upon exercise of the Series A Warrants originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share;

•       3,475,916 shares of common stock issuable upon exercise of the Series A Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share;

•      30,976 shares of common stock issuable upon exercise of the Series B Warrants originally issued in our December 7, 2022 offering which may be exercised at a price of $1.04 per share;

•      2,058,000 shares of common stock issuable upon exercise of the Series B Warrants originally issued in our December 7, 2022 offering and amended on August 4, 2023 which may be exercised at a price of $0.50 per share; and

•      201,923 shares of common stock issuable upon exercise of common stock warrants issued to H. C. Wainwright & Co., LLC and its designees which may be exercised at a price of $1.30 per share.

Common stock to be outstanding after this offering Use of proceeds

33,406,290 shares (assuming all the Warrants are exercised)

We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use the net proceeds, if any, from this offering primarily for operating costs and general corporate purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

NYSE American symbol	We list our common stock on the NYSE American under the symbol “IBIO.”

Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering is based on 27,586,499 shares of our common stock outstanding as of September 26, 2023, and excludes:

●	765,085 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $7.53 per share;
●	51,583 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $33.25 per share;
●	214,745 shares of common stock issuable upon the vesting of restricted stock units;
●	10,833 shares of common stock issuable pursuant to restricted stock units which have vested but the shares of common stock have not yet been issued; and
●	65,059 shares of common stock reserved for future issuance under the iBio, Inc. 2020 Omnibus Equity Incentive Plan, or the 2020 Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2023, any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC, all of which are incorporated by reference herein. The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We estimate that we will receive approximately $3.1 million if all of the Warrants are exercised for cash. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. We intend to use the net proceeds from this offering, if any, for operating costs, including for research and development and other trial preparation expenses in addition to working capital needs and for other general corporate purposes, which may include retention and severance payments to certain of our employees or former employees. As of the date of this prospectus, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds of this offering, we may invest such net proceeds in short-term, interest-bearing investment grade securities.

DILUTION

Upon exercise of the Warrants, a Warrant holder’s ownership interest in our common stock will be diluted immediately to the extent of the difference between the exercise price per Warrant and the pro forma as adjusted net tangible book value per share of our common stock at the time of exercise of such Warrant.

Our historical net tangible book value as of June 30, 2023, was approximately $10.0 million, or $0.49 per share of common stock, based upon 20,310,077 shares of common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets (including assets held for sale), less total liabilities, by the number of shares of common stock outstanding as of June 30, 2023.

Our pro forma net tangible book value as of June 30, 2023, was approximately $12.9 million, or $0.47 per share of common stock, after taking into account (i) the sale of an aggregate of 3,419,795 shares of common stock subsequent to June 30, 2023 pursuant to the terms of our at-the-market sales agreement and the $1.7 million of net proceeds derived from such sales; (ii) the sale of an aggregate of 3,622,834 shares of common stock subsequent to June 30, 2023 pursuant to the terms of our equity line facility and the $1.2 million of net proceeds derived from such sales; (iii) the issuance of 211,473 shares of common stock issued to Lincoln Park Capital Fund, LLC as commitment shares; and (iv) the issuance of 22,320 shares of common stock upon the vesting of restricted stock units.

After giving effect to the full exercise of all of the Warrants for cash, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $16.0 million, or $0.48 per share.

The following table illustrates this dilution on a per share basis:

Non-Amended Series A Warrant exercise price per share		$1.04
Amended Series A Warrant exercise price per share		$0.50
Non-Amended Series B Warrant exercise price per share		$1.04
Amended Series B Warrant exercise price per share		$0.50
Wainwright Warrant exercise price per share		$1.30
Historical net tangible book value per share as of June 30, 2023	$0.49
Pro Forma net tangible book value per share as of June 30, 2023	$0.47
Decrease in net tangible book value per share attributable to new investors	$0.01
Pro forma, as adjusted net tangible book value per share after this offering		$0.48
Dilution per share to new Non-Amended Series A Warrant investors		$0.56
Dilution per share to new Amended Series A Warrant investors		$0.02
Dilution per share to new Non-Amended Series B Warrant investors		$0.56
Dilution per share to new Amended Series B Warrant investors		$0.02
Dilution per share to Representative		$0.82

The table and discussion above are based on 20,310,077 shares of common stock issued and outstanding as of June 30, 2023 and excludes as of that date:

•	292,478 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $19.18 per share;
•	51,583 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $33.25 per share;
•	247,898 shares of common stock issuable upon the vesting of restricted stock units; and
•	537,666 shares of common stock reserved for future issuance under the 2020 Plan.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the applicable Warrant exercise price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

PLAN OF DISTRIBUTION

We will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the exercise of the Warrants, if any, offered pursuant to this prospectus. We have agreed to indemnify the holders of the securities offered in this offering against some civil liabilities, including liabilities under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock consists of 275,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share.

As of September 26, 2023, 27,586,499 shares of our common stock are issued and outstanding, and no shares of our preferred stock are issued and outstanding.

Common Stock

Authorized Shares of Common Stock. We currently have authorized 275,000,000 shares of common stock.

Voting. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights and Preferences. The holders of our common stock have no preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “IBIO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company is located at 1 State Street, 30th Floor, New York, New York 10004. Their telephone number is (212) 509-4000.

Potential Anti-Takeover Effects

Certain provisions set forth in our certificate of incorporation and our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common stock or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the then-current market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
•	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in our bylaws. Cumulative voting in the election of directors is not permitted by our certificate of incorporation. Not providing for cumulative voting may delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

In addition to the foregoing, our certificate of incorporation and our bylaws contain the following provisions:

Staggered Board. Our board of directors is divided into three classes of directors, Class I, II and III, with each class serving a term ending at the third annual meeting following its election.

Nominations of Directors and Proposals of Business. Our bylaws generally regulate nominations for election of directors by stockholders and proposals of business at annual meetings. In general, Sections 1.10 and 1.11 of our bylaws requires stockholders intending to submit nominations or proposals at an annual meeting of stockholders to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business as well as information regarding the nominee or the proposed business. Sections 1.10 and 1.11 of our bylaws provides a time period during which nominations or business must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Board Vacancies. Our bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Special Meeting of Stockholders.  Our bylaws generally provide that special meetings of stockholders for any purpose or purposes for which meetings may be lawfully called, may be called at any time by our board of directors, the Chairman of the Board, the Chief Executive Officer or by one or more stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

While the foregoing provisions of our certificate of incorporation, our bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Series A Warrants and Series B Warrants

In December 2022, we issued Series A Warrants to purchase up to 3,870,192 shares of common stock and (ii) Series B Warrants to purchase up to 3,870,192 shares of common stock.  As of September 26, 2023, Series A Warrants to purchase up to 3,528,892 shares of common stock and Series B Warrants to purchase up to 2,088,976 shares of common stock remain outstanding.

Duration and Exercise Price

Each Series A Warrant and Series B Warrant is a warrant to purchase one share of common stock and had an initial exercise price equal to $1.04 per share. On August 4, 2023, we agreed to amend the exercise price with certain holders of the Series A Warrants and Series B Warrants. Under the amended warrants, we agreed to amend existing Series A Warrants to purchase up to 3,475,916 shares of common stock and existing Series B Warrants to purchase up to 2,058,000 shares of common stock to lower the exercise price of such existing Warrants to $0.50 per share. The Series A Warrants were immediately exercisable upon issuance and expire five years from the date of issuance. The Series B Warrants were immediately exercisable and expire twenty-four months from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Warrants, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of common stock or scrip representing fractional shares will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Warrants are currently traded on the NYSE American.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of common stock, the holders of the Warrants do not have the rights or privileges of holders of shares of common stock, including any voting rights, until they exercise their Warrants. The Warrants provide that holders have the right to participate in distributions or dividends paid on common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common stock or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of shares of our common stock for which the Warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus have been passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated financial statements of iBio Inc. and Subsidiaries for the two years ended June 30, 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in our Annual report on Form 10-K for the year ended June 30, 2023, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 to maintain the registration of certain securities previously registered on the Original Registration Statement under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at https://ir.ibio.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35023):

●         our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 27, 2023; and

●         the description of our common stock on Form 8-A filed with the SEC on December 29, 2010, as amended by Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 28, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made with the SEC after the date of this prospectus and until the offering of securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any other supplement or amendment forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

iBio, Inc.
8800 HSC Parkway

Bryan, Texas 77807-1107

(979) 446-0027

Copies of these filings are also available on our website at www.ibioinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of common stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$21,820
Accounting fees and expenses	10,000
Legal fees and expenses	35,000
Other miscellaneous expenses	5,000
Total expenses	$71,820

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as our officer, director, employee or agent or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the DGCL;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●

indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

●	indemnification for settlements the director or officer enters into without our consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof or Rule 506(b) of Regulation D thereunder as a transaction not involving a public offering other than exchanges of securities that were exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9). The recipients both had access, through their relationship with us, to information about us.

On August 4, 2023, we entered into a purchase agreement, dated as of August 4, 2023 (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). For a period of up to 24 months, under the terms and subject to the conditions of the Purchase Agreement, from time to time, at our discretion, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10 million of shares of our common stock, subject to certain limitations set forth in the Purchase Agreement. Through September 26, 2023, we have sold a total of 3,622,834 shares of common stock pursuant to the Purchase Agreement for net proceeds of $1.2 million. In addition, as consideration for Lincoln Park’s commitment to purchase shares of common stock at our direction pursuant to the Purchase Agreement, on August 4, 2023, we issued 211,473 shares of common stock to Lincoln Park as commitment shares.

On September 16, 2022, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with RubrYc Therapeutics, Inc. (“RubrYc Therapeutics”) pursuant to which we acquired substantially all of RubrYc Therapeutics’ assets in consideration of the issuance of 102,354 (post reverse split effected in October 2022) shares of our common stock valued at approximately $1,000,000 (the “Closing Shares”) and potential additional payments of up to $5,000,000.

On May 9, 2022, we entered into that certain Series 2022 Convertible Preferred Stock Purchase Agreement with a certain accredited investor (the “Investor”), pursuant to which we issued to the Investor in a private placement transaction 1,000 shares of our Series 2022 Convertible Preferred Stock, par value $0.001 per share, for the purchase price per share equal to $0.27.

On November 1, 2021, we issued warrants to purchase 51,583 (post reverse split effected in October 2022) shares of our common stock at an exercise price of $33.25 per share.

Item 16. Exhibits and Financial Statement Schedules.

1.1	Controlled Equity OfferingSM Sales Agreement, dated as of November 25, 2020, by and between iBio, Inc. and Cantor Fitzgerald & Co. (incorporated herein by reference to Exhibit Number 1.1 to the Company’s registration statement on Form S-3 (File No. 333-250973) filed by the Company with the Securities and Exchange Commission on November 25, 2020 – Commission File No. 001-35023)

1.2	Underwriting Agreement, dated December 6, 2022, by and between iBio, Inc. and H.C. Wainwright & Co., LLC (incorporated herein by reference to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 8, 2022 – Commission File No. 001-35023)

3.1	Certificate of Incorporation of iBio, Inc., Certificate of Merger, Certificate of Ownership and Merger, Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on May 11, 2018 – Commission File No. 001-35023)

3.2	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on February 14, 2018 – Commission File No. 001-35023)

3.3	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 8, 2018 – Commission File No. 001-35023)

3.4	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 24, 2017 – Commission File No. 001-35023)

3.5	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

3.6	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

3.7	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2019 – Commission File No. 001-35023)

3.8	Second Amended and Restated Bylaws of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 14, 2009 – Commission File No. 000-53125)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series 2022 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2022 – Commission File No. 001-35023)

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series 2022 Convertible Preferred Stock (incorporated herein by reference to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 12, 2022 – Commission File No. 001-35023)

3.11	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 7, 2022 – Commission File No. 001-35023)

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-12G filed with the Securities and Exchange Commission on July 11, 2008 – Commission File No. 000-53125)

4..2	Term Note of IBIO CDMO LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

4.3	iBio, Inc. Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

4.4	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2022 – Commission File No. 001-35023)

4.5	Form of Series A Warrants (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2022 – Commission File No. 001-35023)

4.6	Form of Series B Warrants (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2022 – Commission File No. 001-35023)

4.7	Form of Representative’s Warrants (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2022 – Commission File No. 001-35023)

5.1	Opinion of Blank Rome LLP

10.1	Technology Transfer Agreement, dated as of January 1, 2004, between the Company and Fraunhofer USA Center for Molecular Biotechnology, Inc. as amended (incorporated herein by reference to Exhibit 10.6 to the Company’s Form 10-12G filed with the Securities and Exchange Commission on June 18, 2008 – Commission File No. 000-53125)

10.2+	Ratification dated September 6, 2013 of Terms of Settlement by and between the Company and Fraunhofer USA Center for Molecular Biotechnology, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 30, 2013 – Commission File No. 001-35023).

10.3	Amended and Restated Limited Liability Company Agreement of iBio CDMO LLC, dated January 13, 2016, between the Company, Bryan Capital Investors LLC and iBio CDMO LLC (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 22, 2016 – Commission File No. 001-35023)

10.4	License Agreement, dated January 13, 2016, between the Company and iBio CDMO LLC (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 22, 2016 – Commission File No. 001-35023)

10.5	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of iBio CDMO LLC, dated February 23, 2017 (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2017 – Commission File No. 001-35023)

10.6†	Form of Directors and Officer Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2019 – Commission File No. 001-35023)

10.7†	2018 Omnibus Equity Incentive Plan, effective December 18, 2018 (incorporated herein by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 26, 2019 – Commission File No. 001-35023)

10.8†	Amended and Restated 2018 Omnibus Equity Incentive Plan, effective December 18, 2018 (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 23, 2020 – Commission File No. 001-35023)

10.9†	Employment Agreement dated January 18, 2021, by and between iBio, Inc. and Martin B. Brenner (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended June 30, 2021- Commission File No. 000-53125)

10.10†	iBio, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 3, 2020 – Commission File No. 001-35023)

10.11†	Form of Non-Qualified Stock Option Agreement for Employees under the iBio, Inc. 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on January 11, 2021 – Commission File No. 333-252027)

10.12†	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Initial Grant) under the iBio, Inc. 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on January 11, 2021 – Commission File No. 333-252027)

10.13†	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Annual Grant) under the iBio, Inc. 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on January 11, 2021 – Commission File No. 333-252027)

10.14†	Form of Restricted Stock Unit Award Agreement for Employees under the iBio, Inc. 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on January 11, 2021 – Commission File No. 333-252027)

10.15†	Form of Restricted Stock Unit Award Agreement for Employees under the iBio, Inc. 2018 Omnibus Equity Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on January 11, 2021 – Commission File No. 001-35023)

10.16†	Employment Agreement dated February 15, 2021, by and between iBio, Inc. and Robert Lutz, Effective March 4, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2021 – Commission File No. 001-35023)

10.17++	Exclusive License Agreement between the Company and University of Pittsburgh dated January 14, 2014 (incorporated herein by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on February 16, 2021 – Commission File No. 001-35023)

10.18++	First Amendment to Exclusive License Agreement between the Company and the University of Pittsburgh dated August 11, 2016 (incorporated herein by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on February 16, 2021 – Commission File No. 001-35023)

10.19	Second Amendment to Exclusive License Agreement between the Company and the University of Pittsburgh dated November 2, 2020 (incorporated herein by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on February 16, 2021 – Commission File No. 001-35023)

10.20†	Employment Agreement, dated as of April 30, 2021, by and between iBio, Inc. and Thomas F. Isett (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 6, 2021 – Commission File No. 001-35023)

10.21†	Director Offer Letter (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 9, 2021 – Commission File No. 001-35023)

10.22++**	Collaboration, Option and License Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.23++**	Collaboration and License Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.24++**	Stock Purchase Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.25++**	Second Amended and Restated Investor Rights Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.26++**	Second Amended and Restated Voting Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors(incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.27++**	Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors(incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2021– Commission File No. 001-35023).

10.28++	Employment Agreement dated December 23, 2020 and effective as of January 18, 2021, by and between iBio, Inc. and Martin B. Brenner (incorporated herein by reference to Exhibit 10.20 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on September 28, 2021 – Commission File No. 001-35023)

10.29	Confidential Settlement and Mutual Release with Fraunhofer USA, Inc. dated May 4, 2021 (incorporated herein by reference to Exhibit 10.31 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on September 28, 2021 – Commission File No. 001-35023)

10.30	Purchase and Sale Agreement, dated November 1, 2021, by and among College Station Investors LLC, Bryan Capital Investors LLC, iBio CDMO LLC and iBio, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.31	Equity Purchase Agreement dated November 1, 2021 by and between Bryan Capital Investors LLC and iBio, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.32	Credit Agreement, dated November 1, 2021 by and, between iBio CDMO LLC with Woodforest National Bank (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.33	Guaranty Agreement, dated November 1, 2021, by iBio, Inc. for the benefit of Woodforest National Bank (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.34	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and UCC Financing Statement for Fixture Filing by iBio CDMO LLC as grantor to the trustee for the benefit of Woodforest National Bank (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.35	Security Agreement, dated November 1, 2021 by iBio CDMO LLC for the benefit of Woodforest National Bank(incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.36	Environmental Indemnity Agreement, dated November 1, 2021 by iBio CDMO LLC and iBio, Inc. in favor of Woodforest National Bank (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.37	Ground Lease Agreement (included as Exhibit A to The Purchase and Sale Agreement, dated November 1, 2021 by and among College Station Investors LLC, Bryan Capital Investors LLC, iBio CDMO LLC and iBio, Inc. filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2021 – Commission File No. 001-35023)

10.38	Form of Stock Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2022 – File No. 001-35023)

10.39	Form of Irrevocable Proxy for Voting Control (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2022 – File No. 001-35023)

10.40	Third Amendment to Exclusive License Agreement, dated February 3, 2022, by and between University of Pittsburgh and iBio, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2022– Commission File No. 001-35023)

10.41	Asset Purchase Agreement dated September 16, 2022, by and between iBio, Inc. and RubrYc Therapeutics, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2022 – File No. 001-35023)

10.42*++	First Amendment to Credit Agreement entered into as of October 11, 2022, by and between iBio CDMO LLC with Woodforest National Bank (incorporated herein by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 11, 2022– Commission File No. 001-35023).

10.43	Termination Agreement and Release dated September 19, 2022, by and between iBio, Inc. and RubrYc Therapeutics, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 – File No. 001-35023)

10.44	Lease dated September 10, 2021, by and between iBio, Inc., and San Diego Inspire 4, LLC (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 – File No. 001-35023)

10.45†	Restricted Stock Unit Award Agreement dated November 10, 2022, by and between iBio, Inc. and Thomas Isett (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 – File No. 001-35023)

10.46†	Separation Agreement and General Release, dated December 1, 2022, by and between iBio, Inc. and Thomas Isett (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2022, –File No. 001-35023)

10.47†	Offer Letter by and between iBio, Inc. and Felipe Duran dated January 23, 2023 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2023 – File No. 001-35023)

10.48	Second Amendment to Credit Agreement dated February 9, 2023, by and between iBio, Inc. and Woodforest National Bank (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2023 – File No. 001-35023)

10.49†	Special Incentive Bonus Agreement dated January 26, 2023, by and between iBio, Inc. and Martin Brenner (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2023 – File No. 001-35023)

10.50†	Special Incentive Bonus Agreement dated January 26, 2023, by and between iBio, Inc. and Felipe Duran (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2023 – File No. 001-35023)

10.51	Third Amendment to Credit Agreement dated February 21, 2023 between iBio CDMO LLC and Woodforest National Bank and Third Amended Guaranty of iBio, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2023 – File No. 000 35023)

10.52	Fourth Amendment to Credit Agreement dated March 24, 2023, between iBio CDMO LLC and Woodforest National Bank and Fourth Amended Guaranty of iBio, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2023 – File No. 000 35023)

10.53	Auction Sale Agreement between iBio, Inc. and Holland Industrial Group, Federal Equipment Company and Capital Recovery Group LLC dated as of February 10, 2023 (incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2023 – File No. 001-35023)

10.54	Fifth Amendment to the Credit Agreement dated May 10, 2023, between iBio CDMO LLC and Woodforest National Bank and Fifth Amended Guaranty of iBio, Inc. (incorporated herein by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2023 – File No. 001-35023)

10.55	Purchase Agreement by and between the Registrant and Lincoln Park Capital Fund, LLC, dated August 4, 2023 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2023– Commission File No. 001-35023).

10.56	Registration Rights Agreement by and between the Registrant and Lincoln Park Capital Fund, LLC, dated August 4, 2023 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2023– Commission File No. 001-35023).

21.1*	Subsidiaries of Registrant (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 27, 2023– Commission File No. 001-35023).

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (reference is made to the signature page hereto)

107**	Filing fee table

* **	Filed herewith. Previously filed.

†	Management contract or compensatory plan or arrangement.

+	Certain portions of this exhibit have been omitted subject to a confidential treatment request.

++	Certain portions of this exhibit indicated therein by [**] have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these Exhibits to the SEC upon request.

**	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 29th day of September, 2023.

IBIO, INC.

By:	/s/ Martin Brenner
Name:	Martin Brenner
Title:	Chief Executive Officer and Chief Scientific Officer

Each person whose signature appears below constitutes and appoints Martin Brenner and/or Marc Banjak as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Martin Brenner	Chief Executive Officer and Chief Scientific Officer	September 29 2023
Martin Brenner	(Principal Executive Officer)

/s/ Felipe Duran	Chief Financial Officer	September 29, 2023
Felipe Duran	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Linda Armstrong	Director	September 29, 2023
Linda Armstrong

/s/ Alexandra Kropotova	Director	September 29, 2023
Alexandra Kropotova

/s/ William Clark	Director	September 29, 2023
William Clark

/s/ Gary Sender	Director	September 29, 2023
Gary Sender

/s/ James T. Hill	Director	September 29, 2023
General James T. Hill (Ret.)

/s/ Evert Schimmelpennink	Director	September 29, 2023
Evert Schimmelpennink